Exhibit 10.2

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is made on this 13th day of March, 2007, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”), and INTERNATIONAL HEALTH PARTNERS, INC., an Indiana corporation (“Tenant”).

BACKGROUND:

A.            Landlord and Tenant entered into a certain Lease Agreement dated April 22, 2004 (the “Lease”), covering certain premises containing approximately 7,097 rentable square feet (“Premises”) known as Suite 107, located in Landlord’s building (“Building”) at 120 Gibraltar Road, Horsham, Pennsylvania, as more fully described in the Lease.

B.            Tenant desires to decrease the size of the Premises and to extend the Term of the Lease and Landlord has agreed to such decrease and extension subject to the provisions of this First Amendment.  Accordingly, Landlord and Tenant desire to amend the Lease.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound, hereby agree that the Lease is amended as follows:

1.             All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2.             Effective retroactive to December 1, 2006 (the “Effective Date”), Section 1(a) of the Lease defining “PREMISES” is amended by reducing the approximate rentable square feet of the Premises from 7,097 rentable square feet to 7,067 rentable square feet.  The Premises, including the 30 rentable square feet of space (the “Surrender Space”) being surrendered pursuant to this First Amendment, is shown on Exhibit “A-1” attached hereto.

3.             Tenant has heretofore vacated and surrendered the Surrender Space to Landlord.

4.             The “TERM” of the Lease is hereby extended for one (1) additional term of thirty-six (36) months (the “Extended Term”) commencing on June 1, 2007 and expiring at 11:59 P.M. local time on May 31, 2010.

5.             Section 1(c)(iii) of the Lease, defining “EXPIRATION DATE”, is hereby amended to extend the Expiration Date until May 31, 2010.

6.             Effective March 1, 2007, Section 1(d)(i) of the Lease, entitled “MINIMUM ANNUAL RENT”, is amended by deleting the schedule contained therein in its entirety and substituting the following schedule therefor:

Period	Annual	Monthly
*3/1/07 — 5/31/07	----------------	$7,508.69

*Notwithstanding anything contained in this First Amendment to the contrary, Landlord shall provide Tenant with a credit in the amount of $95.64 against Tenant’s monthly installment of Minimum Annual Rent for the first month of this period, which credit represents Landlord’s reimbursement to Tenant for Tenant’s overpayment of Minimum Annual Rent in the months of December, January and February.  Accordingly, Tenant’s monthly installment of Minimum Annual Rent payable to Landlord on March 1, 2007 shall be in the amount of $7,413.05.

7.             Effective March 1, 2007, Tenant shall pay on account of Estimated “ANNUAL OPERATING EXPENSES”, pursuant to Section 1(d)(ii) of the Lease, an amount equal to the product of 7,067 multiplied by Landlord’s then current per square foot estimate thereof, payable in equal monthly installments, subject to adjustment and reconciliation as set forth in the Lease.

8.             Effective retroactive to the Effective Date, Section 1(e) of the Lease, defining “PROPORTIONATE SHARE”, is amended by deleting the reference to “14.45%” and substituting “14.39%” therefor.

9.             Tenant’s “MINIMUM ANNUAL RENT” obligation for the Extended Term shall be as follows:

Period	Annual	Monthly
6/1/07 — 5/31/08	$93,637.75	$7,803.15
6/1/08 — 5/31/09	$97,171.25	$8,097.60
6/1/09 — 5/31/10	$100,704.75	$8,392.06

10.           Tenant accepts the Premises in its “as is” “where is” condition and Landlord shall have no obligations whatsoever to improve or pay for improvements to the Premises for Tenant’s use and occupancy, except as otherwise expressly set forth in the Lease.

11.           Tenant agrees that it has dealt with no brokers in connection with this First Amendment.  Tenant agrees to indemnify and hold Landlord harmless from any and all claims for commissions or fees in connection with the Premises and this First Amendment from any real estate brokers or agents with whom Tenant may have dealt.

12.           Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect.  Specifically, without limitation, in the event of any default by Tenant of any of its obligations under the Lease, as hereby amended, Landlord shall be entitled to pursue all remedies available under the Lease, as hereby amended, or otherwise at law or in equity.  Accordingly, Tenant agrees to the following:

(a)           When the Lease, as hereby amended, and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which the Lease, as hereby amended, or a true and correct copy thereof shall be good and sufficient warrant.

AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING.  If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of the Lease, as hereby amended, or Tenant’s right of possession as therein set forth, to again confess judgment as therein provided, for which the Lease, as hereby amended, or a true and correct copy thereof shall be good and sufficient warrant.

(b)           In addition to the rights and remedies provided in subsection (a) above, if Tenant shall default in the payment of the Rent due under the Lease, as hereby amended, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all sums due under the Lease, as hereby amended, plus interest, costs and an attorney’s collection commission equal to the greater of 10% of all such sums or $1,000, for which the Lease, as hereby amended, or a true and correct copy thereof shall be good and sufficient warrant.  TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING.  ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT’S PROPERTY BY LEVY OR ATTACHMENT.  IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION.  Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of said rental and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial Term of the Lease, as hereby amended, and during any extended or renewal Term of the Lease, as hereby amended, and after the expiration of any extended or renewal Term of the Lease, as hereby amended.

(c)           The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to the Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises.  Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.

(d)           TENANT KNOWINGLY AND EXPRESSLY WAIVES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE

STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT’S PROPERTY OR THEREAFTER.

13.           Tenant acknowledges and agrees that the Lease is in full force and effect.  To the best of Tenant’s knowledge, as of the date hereof, Landlord is not in default under the Lease.

14.           This First Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this First Amendment as of the day and year first above written.

LANDLORD:
LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, Sole General Partner

	By:	/s/ James J. Mazzarelli
Name: James J. Mazzarelli, Jr.
Title: Senior Vice President, Regional Director

TENANT:
INTERNATIONAL HEALTH PARTNERS, INC.

By:	/s/ Alex Soufflas
Name: Alex Soufflas
Title: CFO & EVP